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                                                                                                          EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST IV
                                                              MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                 SEPTEMBER 28, 2001                       SEPTEMBER 29, 2000
                                          ----------------------------------       ----------------------------------
                                           MERRILL LYNCH     MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED         PREFERRED             PREFERRED          PREFERRED
                                          CAPITAL TRUST IV   FUNDING IV, L.P.      CAPITAL TRUST IV   FUNDING IV, L.P.
                                          ----------------  ----------------       ----------------  ----------------
Earnings                                    $  7,340           $  8,600              $  7,340           $  8,622
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                 7,120              7,340                 7,120              7,340
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $  7,120           $  7,340              $  7,120           $  7,340
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17




                                              FOR THE NINE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 28, 2001                       SEPTEMBER 29, 2000
                                          ----------------------------------       ----------------------------------
                                           MERRILL LYNCH     MERRILL LYNCH         MERRILL LYNCH      MERRILL LYNCH
                                            PREFERRED         PREFERRED             PREFERRED          PREFERRED
                                          CAPITAL TRUST IV   FUNDING IV, L.P.      CAPITAL TRUST IV   FUNDING IV, L.P.
                                          ----------------  ----------------       ----------------  ----------------

Earnings                                    $ 22,020           $ 25,828              $ 22,020           $ 25,854
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                21,360             22,020                21,360             22,020
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 21,360           $ 22,020              $ 21,360           $ 22,020
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17



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